As filed with the Securities and Exchange Commission on December __, 1996
                                                       Registration No. 333-____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------
                         DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Delaware                                                  38-2961431
(State of incorporation)                                      (I.R.S. Employer
                                                            Identification No.)

                   4508 IDS Center, Minneapolis, Minnesota 55402
                    (Address of principal executive offices)

                           ------------------------


       DURA AUTOMOTIVE SYSTEMS, INC. 1996 KEY EMPLOYEE STOCK OPTION PLAN DURA AUTOMOTIVE SYSTEMS, INC. INDEPENDENT DIRECTOR STOCK OPTION PLAN
      DURA AUTOMOTIVE SYSTEMS, INC. EMPLOYEE STOCK DISCOUNT PURCHASE PLAN DURA AUTOMOTIVE SYSTEMS, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN

                           (Full title of the plans)

                           ------------------------

                                David R. Bovee
                            Vice President and CFO
                              2791 Research Drive
                        Rochester Hills, Michigan 48309
                                (810) 299-7500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                              H. Kurt von Moltke
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60610


                                                  CALCULATION OF REGISTRATION FEE

===================================================================================================================

Title of securities to     Amount to be      Proposed maximum      Proposed maximum               Amount of
be registered              registered (1)    price per share       aggregate offering price       registration
                                                                                                  fee
-------------------------------------------------------------------------------------------------------------------
Class A Common               108,134 (4)       $14.50 (3)             $  1,567,943 (3)           $  541.00 (3)
Stock, par value             491,866 (5)       $25.62 (2)             $ 12,601,606 (2)           $4,345.38 (2)
$0.01 per share              l00,000 (6)       $25.62 (2)             $  2,562,000 (2)           $  883.44 (2)
                             500,000 (7)       $25.62 (2)             $ 12,810,000 (2)           $4,417.24 (2)
                          $1,000,000 (8)          N/A                 $  1,000,000 (9)           $  345.00 (9)
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests in the plans to be offered or sold pursuant to the terms described thereon.

(2) Reflects the average of the high and low prices on the NASDAQ on December 6, 1996 pursuant to Rule 457(h). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c).

(3) Based on number of shares issued pursuant to stock option agreements where the exercise price is fixed and determined pursuant to Rule 457(h) solely for the purpose of calculating the amount of registration fee.

(4) Shares reserved for issuance pursuant to options previously granted under the 1996 Key Employee Stock Option Plan.

(5) Additional shares reserved for issuance pursuant to the 1996 Key Employee Stock Option Plan.

(6) Shares reserved for issuance pursuant to the Independent Director Stock Option Plan.

(7) Shares reserved for issuance pursuant to the Employee Stock Discount Purchase Plan.

(8) Amount of compensation identified and registered for deferral pursuant to the Non-Qualified Deferred Compensation Plan.

(9) Based on the amount of compensation identified and registered for deferral pursuant to Rule 457(h) solely for the purpose of calculating the amount of registration fee.

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents filed by Dura Automotive Systems, Inc. (the "Company") with the Securities and Exchange Commission and information contained therein are incorporated herein by reference:

     1. The Company's prospectus filed pursuant to Rule 424(b)(4) on August 15, 1996.

     2. The Company's description of its Class A Common Stock contained in the Registration Statement on Form S-1 (Reg. No. 333-06601), as amended when declared effective on August 14, 1996.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Officers and Directors.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     In that regard, the Amended and Restated By-laws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, liabilities and losses (including attorneys' fees actually and reasonably incurred in connection with such proceeding); provided that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

          Not applicable.

Item 8. Exhibits.
        --------

  4.1     1996 Key Employee Stock Option Plan.         Incorporated by reference to Exhibit 10.27 to
                                                       the Registrant's Registration Statement filed
                                                       on Form S-1 dated August 14, 1996.

  4.2     Independent Director Stock Option Plan.      Incorporated by reference to Exhibit 10.28 to
                                                       the Registrant's Registration Statement filed
                                                       on Form S-1 dated August 14, 1996.

  4.3     Employee Stock Discount Purchase Plan.       Incorporated by reference to Exhibit 10.29 to
                                                       the Registrant's Registration Statement filed
                                                       on Form S-1 dated August 14, 1996.

  4.4     Non-Qualified Deferred Compensation Plan.

  5.1 Opinion of Kirkland & Ellis with respect to the validity of the securities being registered.


23.1  Consent of Arthur Andersen LLP, Minneapolis, Minnesota.

23.2  Consent of Arthur Andersen LLP, Kansas City, Missouri.

23.3 Consent of Kirkland & Ellis (included in their opinion filed as Exhibit 5.1).

Item 9. Undertakings.

          1. The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report on Form 10-K pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section l5(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, offficer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Rochester Hills, State of Michigan, on the 11th day of December, 1996.

                                          DURA AUTOMOTIVE SYSTEMS, INC.

                                          By: /s/ David R. Bovee
                                             ----------------------------
                                          Name: David R. Bovee
                                          Title: Vice President and Chief
                                          Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karl F. Storrie, S.A. Johnson and David R. Bovee and each of them, his true and lawful attorneys-infact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or subtitutes, may lawfully do or cause to be done by virtue hereof.

                                   * * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:


      Signature                    Capacity                       Date
      ---------                    --------                       ----

\s\ Karl F. Storrie         President, Chief Executive        December 11, 1996
-----------------------     Officer and Director (principal
    Karl F. Storrie         executive officer)


\s\ David R. Bovee          Vice President and Chief          December 11, 1996
-----------------------     Fianancial Officer (Principal
    David R. Bovee          financial and accounting officer)

/s/ S.A. Johnson                Chairman of the Board and      December 11, 1996
--------------------------      Director
    S.A. Johnson


/s/ Robert R. Hibbs             Vice President and Director    December 11, 1996
--------------------------
    Robert R. Hibbs


/s/ Neil Anderson               Director                       December 11, 1996
--------------------------
    Neil Anderson


/s/ William H. Clement          Director                       December 11, 1996
--------------------------
    William H. Clement


/s/ James O'Loughlin            Director                       December 11, 1996
--------------------------
    James O'Loughlin


/s/ William L. Orscheln         Director                       December 11, 1996
--------------------------
    William L. Orscheln


/s/ Eric J. Rosen               Director                       December 11, 1996
--------------------------
    Eric J. Rosen


/s/ Barbara A. Westhues         Director                       December 11, 1996
--------------------------
    Barbara A. Westhues


/s/ Robert E. Brooker, Jr.      Director                       December 11, 1996
--------------------------
    Robert E. Brooker, Jr.

                               INDEX TO EXHIBITS

Exhibit
Number                  Description                            Sequentially Numbered Pages
-------      -----------------------------------               ----------------------------------
4.1          1996 Key Employee Stock Option Plan               Incorporated by reference to
                                                               Exhibit 10.27 to the Registrant's
                                                               Registration Statement filed on
                                                               Form S-1 dated August 14, 1996

4.2          Independent Director Stock Option Plan            Incorporated by reference to
                                                               Exhibit 10.28 to the Registrant's
                                                               Registration Statement filed on
                                                               Form S-1 dated August 14, 1996

4.3          Employee Stock Discount Purchase Plan             Incorporated by reference to
                                                               Exhibit 10.29 to the Registrant's
                                                               Registration Statement filed on
                                                               Form S-1 dated August 14, 1996


4.4          Non-Qualified Deferred Compensation Plan

5.1 Opinion of Kirkland & Ellis with respect to the validity of the securities being registered

23.1         Consent of Arthur Andersen LLP, Minneapolis,
             Minnesota

23.2         Consent of Arthur Andersen LLP, Kansas City,
             Missouri

23.3 Consent of Kirkland & Ellis (included in their opinion filed as Exhibit 5.1)

24.1 Powers of Attorney (included on the signature page of this Registration Statement
